Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2014

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $   177

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   660


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0750

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.1140


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         3228

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                57
	    Class C              1552
	    Class Y		 7884


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 19.08

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 18.26
	    Class C           $ 18.44
	    Class Y	      $ 19.07



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $    26

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $     0
	    Class C	      $     0
	    Class Y	      $   485



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $0.0430

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $0.0000
    	    Class C	      $0.0000
	    Class Y	      $0.0840

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	          646

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B                11
	    Class C                84
	    Class Y		 5978


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 10.61

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 10.22
	    Class C           $ 10.22
	    Class Y	      $ 10.50